Exhibit 23.2

Exhibit 23: Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-170507) of ServisFirst Bancshares, Inc. of our report dated March 8, 2011, with respect to the consolidated financial statements of ServisFirst Bancshares, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2010.

Birmingham, Alabama

March 12, 2013